Exhibit 99.1

Investors May Contact:
Stacey Yonkus
Director, Investor Relations
(212) 885-2512
investor@asburyauto.com

Reporters May Contact:
David Shein
RFBinder Partners
(212) 994-7514

David.Shein@RFBinder.com

Asbury Automotive Group Reports First Quarter Financial Results

Income from Continuing Operations Increases 19%, Excluding 2006 Stock-Based Compensation and 2005 Restructuring Costs

Adjusted SG&A as a Percent of Gross Profit Decreases 180 Basis Points

New York, NY, April 27, 2006 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the first quarter ended March 31, 2006.

Income from continuing operations for the first quarter rose 38 percent to $13.6 million, or $0.41 per diluted share, from $9.9 million, or $0.30 per diluted share, in the corresponding period last year. During the first quarter of 2006, Asbury adopted Statement of Financial Accounting Standards No. 123(R). For the quarter, the after-tax impact of stock-based compensation was $0.9 million, or approximately $0.02 per diluted share. Results for the first quarter of 2005 included after-tax expenses of approximately $2.3 million, or $0.07 per diluted share, related to the Company’s regional reorganization. Excluding these items, first quarter earnings per diluted share from continuing operations was $0.43 compared with $0.37 a year ago.

A summary of our financial results for the first quarter of 2006, as compared to the prior year period, included:

•                    Total revenue for the quarter was approximately $1.4 billion, up 8 percent. Total gross profit was $211.5 million, up 9 percent.

•                    Same-store retail revenue and gross profit (excluding fleet and wholesale businesses) were up 6 percent and 7 percent, respectively.

•                    New vehicle retail revenue increased 7 percent (4 percent same-store), and unit sales increased 5 percent (2 percent same-store). New vehicle retail gross profit rose 9 percent (7 percent same-store).

•                    Used vehicle retail revenue increased 13 percent (9 percent same-store), and unit sales increased 7 percent (3 percent same-store). Used vehicle retail gross profit increased 18 percent (14 percent same-store).

•                    Parts, service and collision repair (fixed operations) revenue increased 12 percent (10 percent same-store), and gross profit increased 10 percent (8 percent same-store).

•                    Net finance and insurance (F&I) revenue was flat. F&I per vehicle retailed (PVR) decreased 5 percent to $890, while dealership-generated F&I PVR was down 4 percent to $865.

•                  Selling, general and administrative (SG&A) expenses as a percentage of gross profit was 78.3 percent for the quarter, compared with 81.4 percent a year ago. Excluding stock-based compensation in the current year and expenses related to the regional reorganization a year ago SG&A expenses as a percentage of gross profit was 77.7 percent, compared to 79.5 percent for the prior year period.

President and CEO Kenneth B. Gilman said, “I am pleased to report that income from continuing operations for the first quarter was up 19 percent on a comparable basis from the prior year. We’ve been able to overcome much of the increase in interest rates because of the solid execution of our operational strategy which has allowed us to consistently post industry-leading results.

“Our strong momentum in both used vehicles and fixed operations during 2005 clearly carried over into the new year, as these businesses continued to generate substantial same-store gross profit increases. In addition, our new vehicle business turned in a very solid performance, as we continued to benefit from the strength of our brand mix. Currently, 78 percent of our new passenger vehicle sales are derived from the more desirable luxury and mid-line import brands. We believe that we’re located in the right geographic areas and have some of the best general managers in the industry.”

J. Gordon Smith, Senior Vice President and CFO, said, “As we expected, Asbury is benefiting in 2006 from the regional reorganization we completed a year ago and our continued focus on expense control. Excluding stock-based compensation in the current year and costs related to the reorganization last year, SG&A expenses for the first quarter improved by 180 basis points as a percentage of gross profit. We’ve reduced our advertising PVR during the quarter by $31, without sacrificing market share, by moving away from the traditional mindset and methods of advertising. Coupled with our operational improvements, these savings drove a 20 basis point improvement in pre-tax income as a percentage of sales despite a 40 percent increase in floorplan expense and a 14 percent increase in debt costs.”

Commenting on earnings guidance for 2006, the Company noted it has raised its expected range of estimates for earnings per share from continuing operations to between $1.90 and $1.95, before considering the impact of stock-based compensation, which it estimates will total $0.10 per diluted share. The guidance assumes the Fed Funds Rate will increase to 5 percent by May and remain stable through the remainder of 2006. This increase, coupled with last year’s increases, will have a $0.15 per diluted share impact on 2006 earnings. In addition, the Company had three swaps that expired in March and will have a $0.08 per diluted share negative impact on 2006 earnings.

Asbury will host a conference call to discuss its first quarter results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling 888-569-5033 (domestic), or 719-457-2653 (international); no access code is necessary. Callers should dial in approximately 5 to10 minutes before the call begins.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2005 revenue of approximately $5.5 billion. Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 87 retail auto stores, encompassing 120 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company’s financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management’s current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company’s relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company’s substantial indebtedness, risks related to pending and potential future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company’s annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Asbury Automotive Group, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2006	2005
REVENUES:
New vehicle	$823,164	$772,444
Used vehicle	358,106	320,457
Parts, service and collision repair	170,051	151,843
Finance and insurance, net	35,648	35,511
Total revenues	1,386,969	1,280,255

COST OF SALES:
New vehicle	765,242	719,596
Used vehicle	325,179	291,755
Parts, service and collision repair	85,000	74,220
Total cost of sales	1,175,421	1,085,571

GROSS PROFIT	211,548	194,684

OPERATING EXPENSES:
Selling, general and administrative	165,714	158,426
Depreciation and amortization	4,975	4,693
Income from operations	40,859	31,565

OTHER INCOME (EXPENSE):
Floor plan interest expense	(9,204)	(6,552)
Other interest expense	(10,905)	(9,601)
Interest income	727	264
Other income, net	344	110
Total other expense, net	(19,038)	(15,779)
Income before income taxes	21,821	15,786

INCOME TAX EXPENSE	8,183	5,920
INCOME FROM CONTINUING OPERATIONS	13,638	9,866

DISCONTINUED OPERATIONS, net of tax	(1,085)	(226)
NET INCOME	$12,553	$9,640

BASIC EARNINGS PER COMMON SHARE:
Continuing operations	$0.41	$0.30
Discontinued operations	(0.03)	—
Net income	$0.38	$0.30

DILUTED EARNINGS PER COMMON SHARE:
Continuing operations	$0.41	$0.30
Discontinued operations	(0.04)	(0.01)
Net income	$0.37	$0.29

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	32,922	32,588

Diluted	33,584	32,781

Asbury Automotive Group, Inc.

Selected Data

(Dollars in thousands, except per vehicle data)

(Unaudited)

	As Reported for the Three Months Ended March 31,				Same Store for the Three Months Ended March 31,
	2006		2005		2006		2005

RETAIL VEHICLES SOLD:
New units	24,582	61.3%	23,500	61.8%	23,949	61.7%	23,500	61.8%
Used units	15,490	38.7%	14,500	38.2%	14,889	38.3%	14,500	38.2%
Total units	40,072	100.0%	38,000	100.0%	38,838	100.0%	38,000	100.0%

REVENUE:
New retail	$773,108	55.7%	$725,706	56.7%	$756,146	55.8%	$725,706	56.7%
Used retail	270,146	19.5%	238,606	18.6%	260,622	19.2%	238,606	18.6%
Parts, service and collision repair	170,051	12.3%	151,843	11.9%	167,531	12.4%	151,843	11.9%
Finance and insurance, net	35,648	2.6%	35,511	2.8%	34,728	2.6%	35,511	2.8%
Total retail revenue	1,248,953		1,151,666		1,219,027		1,151,666

Fleet	50,056	3.6%	46,738	3.6%	49,646	3.7%	46,738	3.6%
Wholesale	87,960	6.3%	81,851	6.4%	86,131	6.3%	81,851	6.4%
Total revenue	$1,386,969	100.0%	$1,280,255	100.0%	$1,354,804	100.0%	$1,280,255	100.0%

GROSS PROFIT:
New retail	$57,100	27.0%	$52,289	26.9%	$55,967	27.0%	$52,289	26.9%
Used retail	32,518	15.4%	27,611	14.2%	31,366	15.1%	27,611	14.2%
Parts, service and collision repair	85,051	40.2%	77,623	39.9%	83,792	40.5%	77,623	39.9%
Finance and insurance, net	35,648	16.8%	35,511	18.2%	34,728	16.8%	35,511	18.2%
Total retail gross profit	210,317		193,034		205,853		193,034

Fleet	822	0.4%	559	0.3%	831	0.4%	559	0.3%
Wholesale	409	0.2%	1,091	0.5%	364	0.2%	1,091	0.5%
Total gross profit	$211,548	100.0%	$194,684	100.0%	$207,048	100.0%	$194,684	100.0%

SG&A expenses excluding reorganization expense and stock compensation expense	$164,345		$154,802		$161,262		$154,802

SG&A expenses excluding reorganization expense and stock compensation expense as a percentage of gross profit	77.7%		79.5%		77.9%		79.5%

REVENUE PER VEHICLE RETAILED:
New retail	$31,450		$30,881		$31,573		$30,881
Used retail	17,440		16,456		17,504		16,456

GROSS PROFIT PER VEHICLE RETAILED:
New retail	$2,323		$2,225		$2,337		$2,225
Used retail	2,099		1,904		2,107		1,904
Finance and insurance, net	890		935		894		935
Dealership generated finance and insurance, net	865		903		869		903

GROSS PROFIT MARGIN:
New retail	7.4%		7.2%		7.4%		7.2%
Used retail	12.0%		11.6%		12.0%		11.6%
Parts, service and collision repair	50.0%		51.1%		50.0%		51.1%

Asbury Automotive Group, Inc.

Selected Data

(Dollars in thousands)

	As of March 31, 2006	As of December 31, 2005
	(Unaudited)
BALANCE SHEET HIGHLIGHTS:
Cash and cash equivalents	$59,874	$57,194
Inventories	776,679	709,791
Total current assets	1,217,844	1,185,180
Floor plan notes payable	646,792	614,382
Total current liabilities	850,864	838,226

CAPITALIZATION:
Long-term debt (including current portion)	$495,796	$496,949
Stockholders’ equity	566,282	547,766
Total	$1,062,078	$1,044,715

ASBURY AUTOMOTIVE GROUP, INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(In thousands, except vehicle and per vehicle data)

(Unaudited)

The Company evaluates finance and insurance gross profit performance on a per vehicle retailed (“PVR”) basis by dividing total finance and insurance gross profit by the number of retail vehicles sold. During 2003, the Company renegotiated a contract with a third party finance and insurance product provider, which resulted in the recognition of income in 2006 and 2005 that was not attributable to retail vehicles sold during 2006 and 2005. The Company believes that dealership generated finance and insurance PVR, which excludes the additional revenue derived from contracts negotiated by the corporate office, provides a more accurate measure of the Company’s finance and insurance operating performance. The following table reconciles finance and insurance gross profit to dealership generated finance and insurance gross profit, and provides the necessary components to calculate dealership generated finance and insurance gross profit PVR.

	As Reported For the Three Months Ended March 31,		Same Store For the Three Months Ended March 31,
	2006	2005	2006	2005
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO DEALERSHIP GENERATED FINANCE AND INSURANCE GROSS PROFIT:
Finance and insurance gross profit	$35,648	$35,511	$34,728	$35,511
Less: corporate generated finance and insurance gross profit	(993)	(1,203)	(993)	(1,203)
Dealership generated finance and insurance gross profit	$34,655	$34,308	$33,735	$34,308

RETAIL VEHICLES SOLD:
New retail units	24,582	23,500	23,949	23,500
Used retail units	15,490	14,500	14,889	14,500
Total retail units	40,072	38,000	38,838	38,000
Finance and insurance gross profit PVR	$890	$935	$894	$935
Dealership generated finance and insurance gross profit PVR	$865	$903	$869	$903

The Company’s operating income was largely impacted by the adoption of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) and our decision to issue restricted stock units instead of stock options during the first quarter of 2006 and expenses related to our regional reorganization during the first quarter of 2005. Effective January 1, 2006, we have adopted SFAS 123R under the modified prospective transition method and therefore have recorded stock compensation expense under the fair value method for the three months ended March 31, 2006. Prior to January 1, 2006, including the three month period ended March 31, 2005, we recorded stock compensation expense under the intrinsic value method. We have included two non-GAAP measures for adjusted SG&A, income from continuing operations, net income and net income per common share (1) excluding reorganization expense from the three months ended March 31, 2005 and stock compensation expense from the three months ended March 31, 2006 and (2) excluding reorganization expense from the three months ended March 31, 2005 and including stock compensation expense for the three months ended March 31, 2006 and 2005 using the fair value method. We consider adjusted net income to be a profitability measure which facilitates the forecasting of our operating results for future periods and allows for the comparison of our results to historical periods and to other companies in our industry.

ADJUSTED SG&A EXPENSE EXCLUDING REORGANIZATION EXPENSE AND STOCK COMPENSATION EXPENSE:	As Reported for the Three Months Ended March 31, 2006	As Reported for the Three Months Ended March 31, 2005	Increase (Decrease)	% Change

SG&A expenses	$165,714	$158,426	$7,288	5%
Reorganization expense	—	(3,624)
Stock compensation expense	(1,369)	—
Adjusted SG&A expenses	$164,345	$154,802	$9,543	6%

Gross profit	$211,548	$194,684	$16,864	9%
Adjusted SG&A expenses as a percent of gross profit	77.7%	79.5%

ADJUSTED SG&A EXPENSE EXCLUDING REORGANIZATION EXPENSE AND STOCK COMPENSATION EXPENSE:	Same Store Results for the Three Months Ended March 31, 2006	Same Store Results for the Three Months Ended March 31, 2005	Increase (Decrease)	% Change

SG&A expenses	$162,631	$158,426	$4,205	3%
Reorganization expense	—	(3,624)
Stock compensation expense	(1,369)	—
Adjusted SG&A expenses	$161,262	$154,802	$6,460	4%

Gross profit	$207,048	$194,684	$12,364	6%
Adjusted SG&A expenses as a percent of gross profit	77.9%	79.5%

ADJUSTED SG&A EXPENSE EXCLUDING REORGANIZATION EXPENSE AND INCLUDING STOCK COMPENSATION EXPENSE:	As Reported for the Three Months Ended March 31, 2006	As Reported for the Three Months Ended March 31, 2005	Increase (Decrease)	% Change

SG&A expenses	$165,714	$158,426	$7,288	5%
Reorganization expense	—	(3,624)
Stock compensation expense	—	888
Adjusted SG&A expenses	$165,714	$155,690	$10,024	6%

Gross profit	$211,548	$194,684	$16,864	9%
Adjusted SG&A expenses as a percent of gross profit	78.3%	80.0%

ADJUSTED SG&A EXPENSE EXCLUDING REORGANIZATION EXPENSE AND INCLUDING STOCK COMPENSATION EXPENSE:	Same Store Results for the Three Months Ended March 31, 2006	Same Store Results for the Three Months Ended March 31, 2005	Increase (Decrease)	% Change

SG&A expenses	$162,631	$158,426	$4,205	3%
Reorganization expense	—	(3,624)
Stock compensation expense	—	888
Adjusted SG&A expenses	$162,631	$155,690	$6,941	4%

Gross profit	$207,048	$194,684	$12,364	6%
Adjusted SG&A expenses as a percent of gross profit	78.5%	80.0%

ADJUSTED INCOME FROM CONTINUING OPERATIONS EXCLUDING REORGANIZATION EXPENSE AND STOCK COMPENSATION EXPENSE:	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2006	2005
Net income	$12,553	$9,640	$2,913	30%
Discontinued operations, net of tax	1,085	226
Income from continuing operations	13,638	9,866	3,772	38%

Reorganization expense, net of tax	—	2,265
Stock compensation expense, net of tax	856	—
Adjusted income from continuing operations	$14,494	$12,131	$2,363	19%

Net income	$0.37	$0.29	$0.08	28%
Discontinued operations, net of tax	0.04	0.01
Income from continuing operations	0.41	0.30	0.11	37%

Reorganization expense, net of tax	—	0.07
Stock compensation expense, net of tax	0.02	—
Adjusted income from continuing operations	$0.43	$0.37	$0.06	16%

Weighted average common shares outstanding (diluted):	33,584	32,781

ADJUSTED INCOME FROM CONTINUING OPERATIONS EXCLUDING REORGANIZATION EXPENSE AND INCLUDING STOCK COMPENSATION EXPENSE:	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2006	2005
Net income	$12,553	$9,640	$2,913	30%
Discontinued operations, net of tax	1,085	226
Income from continuing operations	13,638	9,866	3,772	38%

Reorganization expense, net of tax	—	2,265
Stock compensation expense, net of tax	—	(555)
Adjusted income from continuing operations	$13,638	$11,576	$2,062	18%

Net income	$0.37	$0.29	$0.08	28%
Discontinued operations, net of tax	0.04	0.01
Income from continuing operations	0.41	0.30	0.11	37%

Reorganization expense, net of tax	—	0.07
Stock compensation expense, net of tax	—	(0.02)
Adjusted income from continuing operations	$0.41	$0.35	$0.06	17%

Weighted average common shares outstanding (diluted):	33,584	32,781